As filed with the Securities and Exchange Commission on August 17, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENSTAR GROUP LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

P.O. Box HM 2267
Windsor Place, 3rd Floor
22 Queen Street
Hamilton HM JX
Bermuda
(441) 292-3645
(Address, including zip code, and telephone number, including area code, of registrant’s principal office)

ENSTAR FINANCE LLC
(Exact name of registrant as specified in its charter)

Delaware	84-4965738
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Enstar (US), Inc.
411 Fifth Avenue, Floor 5
New York, NY 10016
(212) 790-9700
(Address, including zip code, and telephone number, including area code, of registrant's principal office)
_____________________________

Enstar (US), Inc.
411 Fifth Avenue, Floor 5
New York, NY 10016
(212) 790-9700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert C. Juelke, Esq.
Hogan Lovells US LLP
1735 Market Street, Suite 2300
Philadelphia, PA 19103
(267) 675-4615

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

ENSTAR GROUP LIMITED
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

ENSTAR FINANCE LLC
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Ordinary Shares of Enstar Group Limited
Preference Shares of Enstar Group Limited
Depositary Shares of Enstar Group Limited(4)
Debt Securities of Enstar Group Limited
Purchase Contracts and Units of Enstar Group Limited
Warrants of Enstar Group Limited
Units of Enstar Group Limited(5)
Debt Securities of Enstar Finance
Guarantees issued by Enstar Group Limited of Enstar Finance Debt Securities(6)

(1)Omitted pursuant to General Instruction II.E of Form S-3. An indeterminate aggregate offering price and amount of securities of each class as may from time to time be offered at indeterminate prices and sold by (a) Enstar Group Limited and (b) Enstar Finance LLC (“Enstar Finance”) is being registered pursuant to this registration statement.
(2) Also includes an indeterminate amount of securities as may be issued pursuant to anti-dilution adjustments or upon conversion of or exchange for any other securities that provide for conversion or exchange into such securities, upon exercise of warrants for such securities or upon settlement of purchase contracts. Separate consideration may or may not be received for securities issuable upon such conversion, exchange, exercise or settlement.
(3)In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrants are deferring payment of the registration fee.
(4)To be represented by depositary receipts representing an interest in all or a specified portion of an ordinary share or preference share.
(5)Consists of an indeterminate number of Units as may be issued at indeterminate prices. Units may consist of any combination of the securities being registered hereby.
(6)No separate consideration will be received for the guarantees of the Enstar Finance debt securities.

PROSPECTUS
ENSTAR GROUP LIMITED
Ordinary Shares, Preference Shares, Depositary Shares, Debt Securities, Purchase Contracts and Units, Warrants, and Units

ENSTAR FINANCE LLC
Debt Securities, Fully and Unconditionally Guaranteed by Enstar Group Limited

Enstar Group Limited may from time to time offer and sell:
▪ordinary shares;
▪preference shares;
▪depositary shares representing ordinary shares or preference shares;
▪senior, subordinated or junior subordinated debt securities;
▪purchase contracts and units;
▪warrants to purchase ordinary shares, preference shares or debt securities; and
▪units, which may consist of any combination of the securities listed above.

Enstar Group Limited may sell any combination of these securities in one or more offerings.
Enstar Finance LLC is a Delaware limited liability company. Enstar Finance LLC may from time to time offer senior, subordinated or junior subordinated debt securities. Enstar Group Limited will fully and unconditionally guarantee all payment obligations due on the debt securities issued by Enstar Finance LLC, as described in this prospectus and in an applicable prospectus supplement.
The specific terms of the securities and public offering prices will be provided in one or more supplements to this prospectus. We urge you to carefully read this prospectus and any applicable accompanying prospectus supplement, together with the documents we incorporate by reference herein and therein.
We may sell these securities to or through underwriters and also to other purchasers or through agents. If any agents or underwriters are involved in the sale of any securities, the names of the underwriters or agents and the specific terms of a plan of distribution will be described in the accompanying prospectus supplement.
Enstar Group Limited’s ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ESGR.”
Investing in these securities involves certain risks. You should carefully consider the risk factors on page 4 of this prospectus and incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our securities.
None of the U.S. Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 17, 2020

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
The terms “Enstar,” “we,” “us,” “our,” the “Company” or similar references refer to Enstar Group Limited and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. The term “Enstar Finance” refers to Enstar Finance LLC. The term “securities” refers to any securities that we might sell under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 filed by Enstar Group Limited and Enstar Finance with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement (which term, for purposes of this prospectus, includes free-writing prospectuses) that will contain specific information about the terms of those securities and that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of those documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the later-dated document modifies or supersedes the earlier statement.
You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information” before deciding to invest in any of the securities being offered.
This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been, or will be, filed and included or incorporated by reference in the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
The permission of the Bermuda Monetary Authority is required, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of shares of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as the “Equity Securities” of the company (which includes our ordinary shares) are listed on an “Appointed Stock Exchange” (which would include Nasdaq).
The Bermuda Monetary Authority and the Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or in any prospectus supplement.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to our financial condition, results of operations, business strategies, operating efficiencies, competitive positions, growth opportunities, plans and objectives of our management, as well as the markets for our securities and the insurance and reinsurance sectors in general. Statements that include words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could,” “seek,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. All forward-looking statements are necessarily estimates or expectations, and not statements of historical fact, reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this prospectus and the documents incorporated by reference herein.
Factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following:
▪risks associated with implementing our business strategies and initiatives;
▪the adequacy of our loss reserves and the need to adjust such reserves as claims develop over time;

▪risks relating to our acquisitions, including our ability to evaluate opportunities, successfully price acquisitions, address operational challenges, support our planned growth and assimilate acquired companies into our internal control system in order to maintain effective internal controls, provide reliable financial reports and prevent fraud;
▪risks relating to our active underwriting businesses, including unpredictability and severity of catastrophic and other major loss events, failure of risk management and loss limitation methods, the risk of a ratings downgrade or withdrawal, and cyclicality of demand and pricing in the insurance and reinsurance markets;
▪risks relating to the performance of our investment portfolio and our ability to structure our investments in a manner that recognizes our liquidity needs;
▪changes and uncertainty in economic conditions, including interest rates, inflation, currency exchange rates, equity markets and credit conditions, which could affect our investment portfolio, our ability to finance future acquisitions and our profitability;
▪risks relating to the evolving COVID-19 global pandemic and the significant disruption and economic and financial turmoil that has taken place as a result of government measures to protect public health;
▪the risk that ongoing or future industry regulatory developments will disrupt our business, affect the ability of our subsidiaries to operate in the ordinary course or to make distributions to us, or mandate changes in industry practices in ways that increase our costs, decrease our revenues or require us to alter aspects of the way we do business;
▪risks relating to the variability of statutory capital requirements and the risk that we may require additional capital in the future, which may not be available or may be available only on unfavorable terms;
▪risks relating to the availability and collectability of our reinsurance;
▪losses due to foreign currency exchange rate fluctuations;
▪increased competitive pressures, including the consolidation and increased globalization of reinsurance providers;
▪emerging claim and coverage issues;
▪lengthy and unpredictable litigation affecting the assessment of losses and/or coverage issues;
▪loss of key personnel;
▪the ability of our subsidiaries to distribute funds to us and the resulting impact on our liquidity;
▪our ability to comply with covenants in our debt agreements;
▪changes in our plans, strategies, objectives, expectations or intentions, which may happen at any time at management’s discretion;
▪operational risks, including system, data security or human failures and external hazards;
▪risks relating to our ability to obtain regulatory approvals, including the timing, terms and conditions of any such approvals, and to satisfy other closing conditions in connection with our acquisition agreements, which could affect our ability to complete acquisitions;
▪risks relating to our subsidiaries with liabilities arising from legacy manufacturing operations;
▪tax, regulatory or legal restrictions or limitations applicable to us or the insurance and reinsurance business generally;
▪changes in tax laws or regulations applicable to us or our subsidiaries, or the risk that we or one of our non-U.S. subsidiaries become subject to significant, or significantly increased, income taxes in the United States or elsewhere;
▪changes in Bermuda law or regulation or the political stability of Bermuda; and
▪changes in accounting policies or practices.

The factors listed above should be not construed as exhaustive and should be read in conjunction with the risks and uncertainties referred to in the “Risk Factors” section below. We undertake no obligation to publicly update or review any forward-looking statement, whether to reflect any change in our expectations with regard thereto, or as a result of new information, future developments or otherwise, except as required by law.

ENSTAR GROUP LIMITED
Enstar Group Limited is a leading global insurance group that offers innovative capital release solutions through its network of group companies in Bermuda, the United States, the United Kingdom, Continental Europe, Australia, and other international locations. Our core focus is acquiring and managing insurance and reinsurance companies and portfolios of insurance and reinsurance business in run-off. Since the formation of our Bermuda-based holding company in 2001, we have completed over 100 acquisitions or portfolio transfers. The substantial majority of our acquisitions have been in the non-life run-off business, which generally includes property and casualty, workers’ compensation, asbestos and environmental, construction defect, marine, aviation and transit, and other closed business. We manage our investment portfolio with the goal of achieving superior risk-adjusted returns, while growing profitability and generating long-term growth in shareholder value.
Our principal executive offices are located at Windsor Place, 3rd Floor, 22 Queen Street, Hamilton HM JX, Bermuda, and our telephone number is (441) 292-3645.
ENSTAR FINANCE
Enstar Finance was formed in Delaware in 2020 as a limited liability company and is a direct wholly-owned subsidiary of Enstar USA, Inc. and an indirect wholly-owned subsidiary of Enstar Group Limited. Enstar Finance is a finance subsidiary without other material business activities. The principal executive offices of Enstar Finance are located at 411 Fifth Ave., 5th Floor, New York, NY 10016 and its telephone number is (212) 790-9700.
RISK FACTORS
Investing in our securities involves risks. Before investing in our securities, you should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.
USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds of any sale of securities for general corporate purposes, including, but not limited to, repayment of borrowings, funding for acquisitions, working capital and other business opportunities. Until we use the net proceeds in the manner described above, we may temporarily use them to make cash and short duration fixed maturity investments.

GENERAL DESCRIPTION OF THE SECURITIES
Enstar Group Limited may from time to time offer under this prospectus, separately or together:
▪ordinary shares;
▪preference shares;
▪depositary shares representing ordinary shares or preference shares;
▪senior, subordinated or junior subordinated debt securities;
▪purchase contracts and units;
▪warrants to purchase ordinary shares, preference shares or debt securities; and
▪units, which may consist of any combination of the securities listed above.
Enstar Finance may from time to time offer under this prospectus senior, subordinated or junior subordinated debt securities. Enstar Group Limited will fully and unconditionally guarantee all payment obligations due on the debt securities issued by Enstar Finance.
DESCRIPTION OF SHARE CAPITAL
Overview
Enstar Group Limited’s authorized share capital consists of: (i) 90,000,000 ordinary shares, par value $1.00 per share, (ii) 21,000,000 non-voting convertible ordinary shares, par value $1.00 per share, and (iii) 45,000,000 preference shares, par value $1.00 per share. As of June 30, 2020, there were (1) 18,634,717 voting ordinary shares issued and outstanding, (2) 2,599,672 Series C non-voting convertible ordinary shares issued and outstanding, (3) 910,010 Series E non-voting convertible ordinary shares issued and outstanding, (4) 388,571 Series C participating non-voting perpetual preferred shares issued and held in treasury, (5) 16,000 Series D participating non-voting perpetual preferred shares issued and outstanding and (6) 4,400 Series E participating non-voting perpetual preferred shares issued and outstanding.
All issued and outstanding shares are fully paid and nonassessable. Authorized but unissued preference shares may, subject to any rights attaching to existing shares, be issued at any time and at the discretion of our board of directors without the approval of our shareholders, with such rights, preferences and limitations as the board may determine. The number of ordinary shares, non-voting convertible ordinary shares and preference shares outstanding from time to time is reported in our annual and quarterly filings with the SEC.
The following description of our share capital and the provisions of our memorandum of association, fifth amended and restated bye-laws and certificate of designations relating to the Series C, Series D and Series E preferred shares are only summaries of their material terms and the provisions relating to our share capital and are qualified by reference to the complete text of the memorandum of association, bye-laws and certificates of designations relating to the Series C, Series D and Series E preferred shares, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part. For information on how to obtain copies of the memorandum of association, bye-laws or other exhibits, see “Where You Can Find More Information.”
Ordinary Shares
Holders of our ordinary shares have no preemptive, redemption, conversion or sinking fund rights. Subject to the limitation on voting rights described below, holders of our ordinary shares are entitled to one vote per share on all matters submitted to a vote of shareholders.
Most matters to be approved by our shareholders require approval by a simple majority vote, subject to the limitation described below in “—Limitation on Voting Power of Shares.” Under the Bermuda Companies Act of 1981 (the “Companies Act”), the holders of at least 75% of our shares voting in person or by proxy at a meeting (including non-voting shares) generally must approve an amalgamation or merger with another company. In addition, the Companies Act provides that a resolution to remove our auditor before the expiration of its term of office must be approved by at least two-thirds of the votes cast at a meeting of our shareholders. The quorum for any meeting of our shareholders is two or more persons present in person throughout the meeting and representing in person or by proxy in excess of 50% of our total issued voting shares.
Our board of directors has the power to approve our discontinuation from Bermuda to another jurisdiction. In accordance with the Companies Act, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the consent in writing of the holders of 75% of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class.
In the event of our liquidation, dissolution or winding-up, the holders of our ordinary shares are entitled to share equally and ratably on a pari passu basis with the non-voting convertible ordinary shares and any participating shares in the surplus of our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any outstanding preference shares. Holders of ordinary shares are entitled to such dividends as our board of directors may from time to time declare on a pari passu basis with the non-voting convertible ordinary shares.
Non-Voting Convertible Ordinary Shares
Holders of our non-voting convertible ordinary shares have no pre-emptive, redemption or sinking fund rights and are generally entitled to enjoy all of the rights attaching to ordinary shares, but are not entitled to vote other than in certain limited situations, including the approval of an amalgamation or merger (see “—Ordinary Shares”).
Non-voting convertible ordinary shares are divided into three series: Series C, D, and E. As of June 30, 2020, only Series C and E were outstanding. The Series C shares were originally issued in connection with investment transactions in 2011. The Series C shares: (i) have all of the economic rights (including dividend rights) attaching to voting ordinary shares but are non-voting except in certain limited circumstances; (ii) may only vote on certain limited matters that would constitute a variation of class rights and as required under Bermuda law; and (iii) require the registered holders’ written consent in order to vary the rights of the shares in a significant and adverse manner.
Each Series C share and Series E share shall be automatically converted into one ordinary share, subject to any necessary adjustments for any share splits, dividends, recapitalizations, consolidations or similar transactions occurring in respect of our ordinary shares or our non-voting convertible ordinary shares after the date of the adoption of our bye-laws, only upon the transfer by the registered holder of such non-voting convertible ordinary share, whether or not for value, to a third party in a Widely Dispersed Offering. As used herein, “Widely Dispersed Offering” means (i) a widespread public distribution, (ii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting shares of the Company or (iii) a transfer to a transferee that would control more than 50% of the voting shares of the Company without any transfer from the holder.
The Series D shares were created in connection with investment transactions in 2011, but no shares in this series are issued and outstanding.
Holders of the Series C shares have the right to convert such shares, on a share-for-share basis, subject to certain adjustments, into Series D shares at their option. There is no economic difference in Series C or D shares, but there are slight differences in the conversion rights and the limited voting rights of each series. The Series E shares have substantially the same rights as the Series C shares, except that (i) they are convertible only into voting ordinary shares and (ii) they may only vote as required under Bermuda law. The Series E shares include all other non-voting convertible ordinary shares authorized under our bye-laws but not classified as Series C or D non-voting convertible ordinary shares.
Preference Shares
Series C, D and E preference shares
As of June 30, 2020, our (i) Series C Participating Non-Voting Perpetual Preferred Stock (“Series C Preferred Shares”), (ii) Series D Perpetual Non-Cumulative Preferred Shares (“Series D Preferred Shares”) and (iii) Series E Perpetual Non-Cumulative Preferred Shares (“Series E Preferred Shares” and, together with the Series C Preferred Shares and the Series D Preferred Shares, the “Preferred Shares”) were outstanding. Except as described below, the Preferred Shares, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank pari passu with our ordinary voting and non-voting shares, and rank senior to each of our other classes or series of share capital, unless the terms of any such class or series shall expressly provide otherwise.
Series C Preferred Shares (i) upon liquidation, dissolution or winding up of the Company, entitle their holders to a preference over holders of our ordinary voting and non-voting shares of an amount equal to $0.001 per share with respect to the surplus assets of the Company and (ii) are non-voting except in certain limited circumstances. Series D Preferred Shares and Series E Preferred Shares (i) upon liquidation, dissolution or winding up of the Company, entitle their holders to a preference over holders of our ordinary voting and non-voting shares of an amount equal to $25,000 per share (equivalent to $25.00 per depositary share) with respect to the surplus assets of the Company, plus declared and unpaid dividends, if any, and (ii) are non-voting except in certain limited circumstances.
Dividends will be paid on the Series C Preferred Shares when, as and if declared on our ordinary voting and non-voting shares in an amount equal to the dividend paid on our ordinary voting and non-voting shares, multiplied by the applicable participation rate. The participation rate is initially set at ten (10), which is generally reflective of the reduction in the number of Series C Preferred Shares issued in exchange for the previously outstanding Series A non-voting convertible ordinary shares. The Series C Preferred Shares are not entitled to dividends or distributions that are related to certain entities in which the Company owns an interest. Holders of Series D Preferred Shares and Series E Preferred Shares are entitled to receive, only when, as and if declared, non-cumulative cash dividends, paid quarterly in arrears on the 1st day of March, June, September and December of each year, commencing on September 1, 2018 for the Series D Preferred Shares and March 1, 2019 for the Series E Preferred Shares, of 7.00% per annum. Commencing on September 1, 2028, the Series D Preferred Shares will convert to a floating rate basis and dividends will be payable on a non-cumulative basis, when, as and if declared, at three-month LIBOR plus 4.015% per annum. Dividends that are not declared will not accumulate and will not be payable.
Future series of preference shares
Pursuant to our bye-laws and Bermuda law, our board of directors by resolution may establish one or more additional series of preference shares having such number of shares, designations, relative voting rights, dividend rates, redemption or repurchase rights, conversion rights, liquidation and other rights, preferences, powers, and limitations as may be fixed by our board of directors without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the Company. The issuance of preference shares could also adversely affect the voting power of the holders of our ordinary shares, deny our shareholders the receipt of a premium on their ordinary shares or non-voting convertible ordinary shares at the end of a tender or other offer for such shares and have a depressive effect on the market price of such shares.
Change of Control and Related Provisions of Our Memorandum of Association and Bye-Laws
A number of provisions in our memorandum of association and bye-laws and under Bermuda law may make it more difficult to acquire control of the Company. These provisions may have the effect of delaying, deferring, discouraging, preventing or rendering more difficult a future takeover attempt which is not approved by our board of directors but which individual shareholders may deem to be in their best interests or in which our shareholders may receive a substantial premium for their shares over then current market prices. As a result, those of our shareholders who might desire to participate in such a transaction may not have an opportunity to do so. In addition, these provisions may adversely affect the prevailing market price of our ordinary shares and our non-voting convertible ordinary shares. These provisions are intended to:
▪enhance the likelihood of continuity and stability in the composition of our board of directors;
▪discourage some types of transactions that may involve an actual or threatened change in control of the Company;
▪discourage certain tactics that may be used in proxy fights;
▪ensure that our board of directors will have sufficient time to act in what the board believes to be in the best interests of the Company and our shareholders; and
▪encourage persons seeking to acquire control of the Company to consult first with our board to negotiate the terms of any proposed business combination or offer.
Limitation on Voting Power of Shares
Holders of our non-voting convertible ordinary shares and Preferred Shares are generally not entitled to vote. Our board of directors may also limit a shareholder’s voting rights where the board deems it necessary to do so to avoid non-de minimis adverse tax, legal or regulatory consequences. We also have the authority under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights should be so limited or for certain other limited purposes. If a shareholder fails to respond to a request from the Company for information or submits incomplete or inaccurate information in response to such a request, we may, in our sole discretion, eliminate such shareholder’s voting rights.

These provisions may discourage those who would otherwise seek to acquire control of us by means of a tender offer, open market purchase, proxy contest or otherwise, even if some or a majority of our shareholders might deem these purchases or acquisition proposals to be in their best interests. To the extent these provisions discourage takeover attempts, they may deprive shareholders of opportunities to realize takeover premiums for their shares or may depress the market price of the shares.
Restrictions on Transfer
Pursuant to our bye-laws, our board of directors may decline to register a transfer of any of our ordinary shares under certain circumstances, including if it has reason to believe that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any of its subsidiaries or any of its shareholders may occur as a result of such transfer. Further, our bye-laws provide the Company with the option to repurchase, or to assign to a third party the right to purchase, the minimum number of ordinary shares necessary to eliminate any such non-de minimis adverse tax, regulatory or legal consequence. The price to be paid for such shares will be the fair market value of such shares. In addition, our board of directors may decline to approve or register a transfer of shares unless all applicable consents, authorizations, permissions or approvals of any governmental body or agency in Bermuda, the United States, or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.
Although we believe that the precise form of the restrictions on transfer contained in our bye-laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. The restrictions on transfer may also have the effect of delaying, deferring or preventing a change in control.
Unissued Shares
Ordinary Shares and Non-Voting Convertible Ordinary Shares
Our authorized and unissued ordinary shares and non-voting convertible ordinary shares will be available for future issuance without additional shareholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances, we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.
Preference Shares
Our memorandum of association and bye-laws grant our board of directors the authority, without any further vote or action by our shareholders, to issue preference shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of the shares constituting any series. The existence of authorized but unissued preference shares could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue preference shares to parties who might oppose such a takeover bid or shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for our ordinary shares at a premium over the market price of our ordinary shares, and may adversely affect the market price of, and the voting and other rights of the holders of, our ordinary shares.
Classified Board of Directors, Vacancies and Removal of Directors
Our bye-laws provide that our board of directors will be divided into three classes of even number or nearly even number, with each class elected for staggered three-year terms expiring in successive years. Any effort to obtain control of our board of directors by causing the election of a majority of the board of directors may require more time than would be required without a staggered election structure. Our shareholders may remove directors only for cause, and the notice of a meeting of the shareholders convened for the purpose of removing a director is required to contain a statement of the intention to do so and be served on such director not less than fourteen days before the meeting and at such meeting the director is entitled to be heard on the motion for such director’s removal. Vacancies (including a vacancy created by increasing the size of the board) in our board of directors may be filled by the shareholders at the meeting at which a director is removed or, in the absence of such election or appointment, by a majority of our directors.

Any director elected to fill a vacancy will hold office for the remainder of the full term of the class of directors in which the vacancy occurred (including a vacancy created by increasing the size of the board) and until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director. Our bye-laws provide that the number of directors will be fixed and increased or decreased from time to time by resolution of the board of directors, but the board of directors will at no time consist of fewer than five directors or more than such maximum number of directors, not exceeding fifteen directors, as the board may from time to time determine. A majority of the board is required to consist of directors who are not residents of the United Kingdom. These provisions may have the effect of slowing or impeding a third party from initiating a proxy contest, making a tender offer or otherwise attempting a change in the membership of our board of directors that would effect a change of control.
Other Bye-Law Provisions
The following provisions are a summary of some of the other important provisions of our bye-laws.
Our bye-laws provide certain aspects concerning corporate governance, including the establishment of share rights, modification of those rights, issuance of share certificates, imposition of a lien over shares in respect of unpaid amounts on those shares, calls on shares that are not fully paid, forfeiture of shares, the transfer of shares, alterations of capital, the calling and conduct of general meetings, proxies, the appointment and removal of directors, conduct and power of directors, the payment of dividends, the appointment of an auditor and its winding-up.
Our bye-laws may only be amended by both a resolution of our board of directors and a resolution of our shareholders.
Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES
General
We may issue depositary shares representing proportional fractional interests in ordinary shares or preference shares that will be evidenced by depositary receipts. We will deposit the underlying ordinary shares or preference shares with a depositary pursuant to a deposit agreement among us, the depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares (such agreement, the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of the ordinary share or preference share represented by such depositary share, to all the rights and preferences of the ordinary shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights) as specified in the applicable prospectus supplement.
Dividends and Other Distributions
Unless otherwise specified in the applicable prospectus supplement, the depositary will distribute any cash dividends or other cash distributions received in respect of the deposited ordinary shares or preference shares, including any additional amounts as described in the applicable prospectus supplement, to the record holders of depositary shares relating to the underlying ordinary shares or preference shares in proportion to the number of depositary shares held by the holders. If we make a distribution on the deposited ordinary shares or preference shares other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.
Redemption of Depositary Shares
Whenever we redeem ordinary shares or preference shares held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing ordinary shares or preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such ordinary shares or preference shares. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or in such other manner as we may determine to be fair and equitable.
Voting Deposited Ordinary Shares or Preference Shares
Because each depositary share will represent a fractional interest in an ordinary share or preference share, holders of depositary receipts will be entitled to a fraction of a vote per deposited ordinary share or preference share under the circumstances in which holders of such deposited ordinary shares or preference shares are entitled to a vote.
When the depositary receives notice of any meeting at which the holders of any deposited ordinary shares or preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such ordinary shares or preference shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the ordinary shares or preference shares, may instruct the depositary to vote the amount of the ordinary shares or preference shares represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the ordinary shares or preference shares represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the ordinary shares or preference shares, it will not vote the amount of the ordinary shares or preference shares represented by such depositary shares.
Preemptive and Conversion Rights
Unless otherwise specified in an applicable prospectus supplement, the holders of the depositary shares do not have any preemptive or conversion rights.

Amendment and Termination of the Deposit Agreement
We and the depositary may generally amend the form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement at any time without the consent of the holders of depositary shares. However, any amendment that materially and adversely alters the rights of the holders will not be effective unless such amendment has been approved by holders of depositary shares representing at least a majority of the depositary shares then outstanding.
The Deposit Agreement may be terminated by us or the depositary if:
▪all outstanding depositary shares have been redeemed; or
▪there has been made a final distribution in respect of the ordinary shares or preference shares in connection with our liquidation, dissolution or winding-up, and such distribution has been distributed to the holders of depositary shares.
Fees, Charges and Expenses
Unless otherwise specified in the applicable prospectus supplement, we will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements regarding any depositary shares we may offer. We will also pay all charges of the depositary in connection with the initial deposit of the ordinary shares or the preference shares and the initial issuance of the depositary shares, all withdrawals and any redemption or repurchase, as applicable, of deposited ordinary shares or preference shares. All other transfer and other taxes and governmental charges are at the expense of holders of depositary shares.
Resignation and Removal of Depositary
Unless otherwise specified in the applicable prospectus supplement, the depositary may resign at any time by delivering a written notice to us of its election to do so. We may remove the depositary at any time by providing notice. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must, generally, be appointed within 60 days after delivery of the notice of resignation or removal and be a person with a principal office in the United States and having a combined capital and surplus (along with its affiliates) of at least $50 million. If a successor is not appointed within 60 days, the outgoing depositary may petition a court to do so.
Miscellaneous
Unless otherwise specified in the applicable prospectus supplement, the depositary will not be liable for any delays or failures in performance of its obligations under the Deposit Agreement resulting from acts beyond its reasonable control. The depositary will not be obligated to appear in, prosecute or defend any legal proceeding relating to any depositary shares or deposited ordinary shares or preference shares unless satisfactory indemnity is furnished.
DESCRIPTION OF ENSTAR GROUP LIMITED DEBT SECURITIES
We may offer debt securities from time to time, in one or more series, under this prospectus and one or more prospectus supplements. We will issue any senior debt securities pursuant to a senior debt indenture dated as of March 10, 2017, between Enstar Group Limited and The Bank of New York Mellon, as trustee, which we have filed as an exhibit to the registration statement of which this prospectus is a part. In addition, we may issue subordinated debt securities or junior subordinated debt securities pursuant to a subordinated debt indenture or a junior subordinated debt indenture, as applicable, with a trustee to be chosen later by us and qualified to act under the Trust Indenture Act of 1939, as amended. We have filed the form of subordinated debt indenture and the form of junior subordinated debt indenture as exhibits to the registration statement of which this prospectus is a part. The senior debt indenture and the forms of subordinated and junior subordinated debt indentures are collectively referred to in this section as the “indentures.”
This section summarizes the material provisions of the indentures and the debt securities. However, because it is a summary, it does not describe every aspect of the indentures or the debt securities, and is subject to, and is qualified in its entirety by reference to, all provisions of the indentures. See “Where You Can Find More Information” for information on how to obtain a copy of the indentures.
The following description sets forth certain general terms and provisions of the debt securities that we may offer under a prospectus supplement. The particular terms and provisions of the debt securities offered by the related prospectus supplement and the extent, if any, to which such general terms and provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.
The senior debt securities will represent unsecured general obligations of the Company and will rank equally with all of our other existing and future senior and unsecured, unsubordinated indebtedness. The senior debt securities will rank senior to our subordinated and junior subordinated indebtedness, if any. The subordinated debt securities will represent unsecured general obligations of the Company and will rank equally with all of our other existing and future subordinated and unsecured indebtedness, if any, will rank senior to our junior subordinated indebtedness, if any, and will be subordinated in right of payment in respect of principal, any premium or interest on and any additional amounts owing under the subordinated debt securities to our senior indebtedness. The junior subordinated debt securities will represent unsecured general obligations of the Company and will rank equally with all of our other existing and future junior subordinated and unsecured indebtedness, if any, and will be subordinated in right of payment in respect of principal, any premium or interest on and any additional amounts owing under the junior subordinated debt securities to (i) our senior indebtedness and (ii) our subordinated indebtedness, if any. Events that can trigger the right of (i) holders of senior debt securities to receive payment of principal and interest prior to payments to the holders of subordinated and junior subordinated indebtedness and (ii) holders of senior and subordinated debt securities to receive payment of principal and interest prior to payments to the holders of junior subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior debt indenture or the subordinated debt indenture.
Because we are a holding company and a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow, and consequently our ability to service debt, including the debt securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers.
In addition, holders of the debt securities will have a junior position to claims of creditors against our subsidiaries, including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that we are recognized as a creditor of our related subsidiary. Any claims of the Company as the creditor of such subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary that is structurally senior to that held by us.
There are legal restrictions on payments of dividends and other distributions to shareholders that may affect our subsidiaries’ ability to transfer funds to us. In addition, insurance companies, including some of our direct and indirect subsidiaries, are subject to further insurance regulations that, among other things, may require those companies to maintain certain levels of equity and further restrict the amount of dividends and other distributions that may be paid to us. The rights of our creditors (including the holders of our debt securities) to participate in distributions on shares owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.
For purposes of this “Description of Enstar Group Limited Debt Securities” section of this prospectus, references to the terms “Enstar Group Limited,” “Enstar,” the “Company,” “we,” “us” and “our” refer only to Enstar Group Limited and not to any of its subsidiaries unless we specify or the context clearly indicates otherwise.
Terms and Conditions of the Series of Debt Securities
The indentures do not limit the amount of debt securities that we may incur. We may issue as many distinct series of debt securities under the indentures as we wish. Unless otherwise specified in a prospectus supplement, we may issue debt securities of the same series as an outstanding series of debt securities without the consent of holders of securities in the outstanding series. Any additional debt securities so issued will have the same terms as the existing debt securities of the same series in all respects (except for certain terms and conditions permitted to vary under certain provisions of the indenture including, for example, the issuance date, the date upon which interest begins accruing and, in some cases, the first interest payment on the new series), so that such additional debt securities will increase the aggregate principal amount of, and will be consolidated and form a single series with, the existing debt securities of the same series.
We will provide a prospectus supplement to accompany this prospectus for each series of debt securities that we offer. In the prospectus supplement, we will describe the terms and conditions of the series of debt securities that we are offering, which may vary from the terms described in this prospectus and may include some or all of the following:

▪the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, including whether such debt securities will be issued with original issue discount, the purchase price for the debt securities and the denominations of the debt securities;
▪whether the securities are senior, subordinated or junior subordinated;
▪the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;
▪the date or dates upon which the debt securities are payable and will mature;
▪the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;
▪the place or places where the principal of, any premium and any interest on the debt securities will be payable;
▪whether the securities are convertible or exchangeable for other securities issued by us, and if so, the terms and conditions upon which the securities are so convertible or exchangeable;
▪any mandatory or optional redemption and any make-whole amount (if applicable), repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit us to repurchase the debt securities on terms that we designate in the prospectus supplement, with or without payment of a make-whole amount. A sinking fund provision could either obligate or permit us to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;
▪whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;
▪any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium and any interest on bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;
▪whether we are issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under “Global Debt Securities”;
▪any proposed listing of the debt securities on a securities exchange;
▪any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indenture, by depositing money or U.S. government obligations with the trustee of the indenture;
▪the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;
▪any right we may have to defer payments of interest on the debt securities;
▪any other specific terms of the debt securities, including any modifications to the events of default or covenants applicable to the debt securities and any other terms which may be required by or advisable (as determined by the Company) under applicable laws or regulations; and
▪if necessary, a discussion of material U.S. federal income tax considerations and material Bermuda tax considerations.

In the case of any debt securities that are redeemable at our option, we will not redeem such debt securities if we are, or if after giving effect to such redemption, would be, in breach of the group enhanced capital requirements or such other applicable rules, regulations or restrictions as may from time to time be issued or imposed on us by the Bermuda Monetary Authority (or any successor agency or then-applicable regulatory authority) pursuant to the terms of the Insurance Act 1978 of Bermuda and related regulations or any successor legislation or then-applicable law.
Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.
Debt securities may bear interest at a fixed rate or a variable rate as specified in the applicable prospectus supplement. In addition, if specified in the applicable prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.
Consolidation, Merger, Amalgamation and Sale of Assets
Unless we inform you otherwise in a prospectus supplement, we will not (1) consolidate with or merge or amalgamate into a third party, or (2) sell, assign, convey, transfer or lease all or substantially all of our properties and assets to any third party, other than a direct or indirect wholly owned subsidiary, unless:
▪we are the continuing entity in the transaction or, if not, unless the successor entity is organized under the laws of the United States, any state thereof, the District of Columbia, Bermuda, the Cayman Islands, Barbados or any country or state which was, (i) with respect to the senior indenture, on March 10, 2017 or (ii) with respect to the subordinated and junior subordinated indentures, on the date of the applicable indenture, a member of the Organization for Economic Cooperation and Development and expressly assumes our obligations on the securities and under the indenture;
▪immediately following the completion of the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and
▪we have fulfilled certain other requirements under the indenture.
Limitation on Liens on Stock of Significant Subsidiaries
Unless otherwise specified in the applicable prospectus supplement, with respect to senior debt securities, we may not, nor may we permit any subsidiary to, create, incur, assume or guarantee or otherwise permit to exist any indebtedness secured by any lien on any shares of capital stock of any significant subsidiary, unless we provide, concurrently with or prior to the creation, incurrence, assumption or guarantee of such indebtedness, that the senior debt securities are secured equally and ratably with such indebtedness for at least the time period such other indebtedness is so secured.
The term “significant subsidiary” means any present or future consolidated majority-owned subsidiary that meets condition (2) set forth under Rule 405 under the Securities Act (substituting 5 percent for 10 percent in the test used therein), provided that the test shall be conducted as of the end of the most recent fiscal quarter for which financial statements of the Company are available.
The term “lien” means any mortgage, pledge, lien, charge, security interest or other encumbrance of any nature whatsoever.

The term “indebtedness” means, with respect to any person:
▪the principal of and any premium and interest on (a) indebtedness of such person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;
▪with respect to the senior indenture, all capitalized lease obligations of such person, and with respect to the subordinated and junior subordinated indentures, all finance lease obligations of such person;
▪all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);
▪all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);
▪all obligations of the type referred to above in this bulleted list of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligations or dividends of the other person;
▪all obligations of the type referred to above in this bulleted list of other persons secured by any lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and
▪any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as indebtedness above in this bulleted list.
Commission Reports
Unless otherwise specified in the applicable prospectus supplement, whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we are required to provide to the trustee and the holders of the debt securities, within 15 days of the time periods required (after giving effect to Rule 12b-25 of the Exchange Act), all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q, and all current reports that would be required to be filed with the SEC on Form 8-K, if we were required to file such forms pursuant to Section 13 or 15(d) of the Exchange Act; provided that, during any time that we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will not be required to comply with (i) Section 302 or 404 of the Sarbanes-Oxley Act of 2002 or related Items 307 and 308 of Regulation S-K promulgated by the SEC or Item 601 of Regulation S-K (with respect to exhibits), (ii) in the case of annual reports, Items 9A, 10 (except with respect to Item 401 of Regulation S-K) and 11 of Form 10-K or (iii) Section 13(r) of the Exchange Act. Notwithstanding the foregoing, we will be deemed to have satisfied these requirements if such reports, documents and information are made available on our website or on EDGAR (or any successor system). Delivery of any reports, documents and information to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indentures (as to which the trustee is entitled to rely exclusively on Officer’s Certificates).
Events of Default
Unless we provide other or substitute events of default in a prospectus supplement, the following events will constitute an event of default under the indenture with respect to a series of debt securities:
▪a default in payment of principal or any premium, if any, when due and payable; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

▪a default in payment of any interest beyond the date when due and payable, continuing for a period of 30 days; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;
▪a default in payment of any sinking fund installment when due;
▪a failure to observe or perform any of our other obligations under the debt securities or the indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 60 days written notice of the failure;
▪with respect to senior debt securities, a default under any other indenture, mortgage, bond, debenture, note or other instrument, under which we or our subsidiaries may incur recourse indebtedness for borrowed money resulting in acceleration of more than $75,000,000 in principal amount (after giving effect to any and all grace periods) and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the indenture; and
▪certain events of bankruptcy, insolvency or reorganization.
If an event of default described in the last bullet point above occurs, then the principal amount of the debt securities shall be immediately due and payable without any declaration or any other action on the part of the trustee or any holder.
If an event of default described in any other bullet point above occurs and is continuing with respect to a series of debt securities, either the trustee or the holders of not less than 25% in principal amount of such series of debt securities may declare the principal and accrued interest of such series of debt securities to be due and payable immediately. In order to declare the principal amount of the debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the applicable indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the debt securities.
An event of default with respect to a series of debt securities may be waived by the holders of a majority in principal amount of the debt securities of such series at any time after a declaration of acceleration but before a judgment for payment of the money due has been obtained if:
▪we have paid or deposited with the trustee all overdue interest, the principal and any premium due otherwise than by the declaration of acceleration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, and all amounts due to the trustee; and
▪all events of default, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived.
Upon conditions specified in the indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities may waive past defaults under the applicable indenture or rescind and annul an acceleration. Such a waiver, rescission or annulment may not occur where there is a continuing default in payment of principal, any premium or interest on the affected series of debt securities.
The indentures entitle the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.
Subject to the right of the trustee to indemnification as described above and except as otherwise described in the indentures, the indentures provide that the holders of a majority of the aggregate principal amount of the outstanding debt securities of the affected series may direct the time, method and place of any proceeding to exercise any right or power conferred in the indentures or for any remedy available to the trustee.
The indentures provide that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest, unless:
▪such holder previously gave written notice of the continuing default to the trustee;

▪the holders of at least 25% in principal amount of the outstanding debt securities of the affected series asked the trustee to institute the action and offered indemnity reasonably satisfactory to the trustee for doing so;
▪the trustee did not institute the action within 60 days of the request and offer of indemnity; and
▪no direction inconsistent with such request has been given to the trustee by the holders of a majority in principal amount of the outstanding debt securities of the affected series.
The indentures provide that we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.
Payment of Additional Amounts
Unless we otherwise describe in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without a withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority thereof or therein or any jurisdiction from or through which payment on the debt securities is made (a “taxing jurisdiction”), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction (including any such withholding or deduction from such additional amounts), will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.
We will not be required to pay any additional amounts for or on account of:
(1) any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;
(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;
(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;
(4) any withholding or deduction imposed on or in respect of any notes pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof or intergovernmental agreements in connection therewith, and any agreements entered into pursuant to Section 1471(b)(1) of the Code; or
(5) any combination of items (1), (2), (3) and (4).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the debt security.
We will pay any present or future stamp, court or documentary taxes or other similar taxes, charges or levies that arise in any taxing jurisdiction (as defined above) from the execution, delivery, enforcement or registration of the debt securities, the indentures, or any other document or instrument required in relation thereof, and we will agree to indemnify the holders for any such taxes paid by such holders. The obligations described under this heading will survive any termination, defeasance or discharge of the indentures and will apply mutatis mutandis to any jurisdiction in which any successor person to the Company is organized or any political subdivision or taxing authority or agency thereof or therein.
Redemption for Tax Purposes
Unless we otherwise describe in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any other taxing jurisdiction (including any political subdivision thereof or taxation authority therein affecting taxation) or (2) any change in the application or official interpretation of such laws, regulations or rulings (including, for the avoidance of doubt, any action taken by any taxing jurisdiction, which action is applied generally or is taken with respect to the Company, or a decision rendered by a court of competent jurisdiction in any taxing jurisdiction whether or not such decision was rendered with respect to us), we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “Payment of Additional Amounts” above and such requirement cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue as of the date fixed for redemption unless we default in the payment of the redemption price.
Discharge, Defeasance and Covenant Defeasance
If indicated in the applicable prospectus supplement, we can discharge and defease our obligations under the indentures and debt securities as set forth below and as provided in the applicable indenture. For purposes of the indentures, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the applicable indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the applicable indenture relating to the debt securities.
If provided for in the prospectus supplement, we may elect to defease and be discharged from any and all future obligations with respect to debt securities of a particular series or debt securities within a particular series (1) if the debt securities remain outstanding and have not been delivered to the trustee for cancellation and (2) have either become due and payable or are by their terms due and payable, or scheduled for redemption, within one year. We may make such discharge and defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the debt securities when due.
If provided for in the prospectus supplement, we may elect to defease and be discharged from our specific obligations with respect to the covenants, including under “Consolidation, Merger, Amalgamation and Sale of Assets,” “Limitation on Liens on Stock of Significant Subsidiaries” and “Commission Reports.” We may make this covenant discharge and defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the debt securities when due.

As a condition to any discharge and defeasance or covenant discharge and defeasance, we must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the discharge and defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if such discharge and defeasance had not occurred. This opinion of counsel, in the case of discharge and defeasance of any and all obligations with respect to any debt securities, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.
We may exercise our discharge and defeasance option notwithstanding any prior covenant discharge and defeasance upon the affected debt securities. If we exercise our discharge and defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If we exercise our covenant discharge and defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants which have been discharged and defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. However, we would remain liable to make payment of such amounts due at the time of acceleration.
Modification of the Indenture
Changes Not Requiring Holder Approval. The indentures provide that we and the trustee may enter into one or more supplemental indentures without the consent of the holders of the debt securities to:
▪secure any debt securities;
▪evidence a successor person’s assumption of our obligations under the indentures and the debt securities;
▪add covenants or other provisions that protect holders of debt securities;
▪cure any ambiguity or inconsistency in the indentures, or between an indenture and the prospectus or any applicable prospectus supplement, or to make any other provision with respect to matters or questions arising under the indentures, provided that such correction does not materially adversely affect the holders of the debt securities;
▪establish forms or terms for debt securities of any series permitted by the applicable indenture;
▪evidence a successor trustee’s acceptance of appointment;
▪with respect to the subordinated debt indenture, to make any change to the applicable provisions of such indenture that limit or terminate the benefits applicable to any holder of senior debt securities;
▪with respect to the junior subordinated debt indenture, to make any change to the applicable provisions of such indenture that limit or terminate the benefits applicable to any holder of senior debt securities or subordinated debt securities; or
▪make any other change that does not materially adversely affect the holders of debt securities.
Changes Requiring a Majority Vote. The indentures also permit us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding debt securities of a series issued under the applicable indenture, to change, in any manner, the applicable indenture and the rights of the holders of debt securities of such series, except for the changes described immediately below.
Changes Requiring Approval of All Holders. The consent of each holder of an affected debt security is required for changes that:
▪extend the stated maturity of, or reduce the principal of any debt security;
▪reduce the rate or extend the time of payment of interest;
▪reduce any amount payable upon redemption;
▪change the currency in which the principal, any premium or interest is payable;

▪reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;
▪impair the right to institute a suit for the enforcement of any payment on any debt security when due; or
▪reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.
The subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by such amendment. The junior subordinated debt indenture may not be amended to alter the subordination of any outstanding junior subordinated debt securities without the consent of each holder of then outstanding senior indebtedness and subordinated indebtedness that would be adversely affected by such amendment.
Subordination Under the Subordinated and Junior Subordinated Debt Indentures
The subordinated and junior subordinated debt indentures provide that payment of the principal, any premium and interest on and additional amounts with respect to debt securities issued under the subordinated or junior subordinated debt indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in such indenture, (i) to all of our senior indebtedness, in the case of subordinated indebtedness, and (ii) to all of our senior indebtedness and subordinated indebtedness, in the case of junior subordinated indebtedness.
The subordinated debt indenture defines senior indebtedness as the principal, any premium and interest and any additional amounts on all of our indebtedness, whether incurred prior to, on or after the date of the subordinated debt indenture; provided that such senior indebtedness does not include any of our indebtedness which, by the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the subordinated debt securities. The junior subordinated debt indenture defines senior indebtedness as the principal, any premium and interest and any additional amounts on all of our indebtedness, whether incurred prior to, on or after the date of the junior subordinated indenture; provided that such senior indebtedness does not include any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, either has a subordinate or equivalent right to payment with the subordinated debt securities or has a subordinate or equivalent right to payment with the junior subordinated debt securities. For the avoidance of doubt, senior indebtedness also includes any senior debt securities. The subordinated and junior subordinated debt indentures define “indebtedness” as having the meaning as set forth above under “Limitation on Liens on Stock of Significant Subsidiaries.”
The junior subordinated debt indenture defines subordinated indebtedness as the principal, any premium and interest and any additional amounts on all of our indebtedness that is subordinated to any of our senior indebtedness, whether created, incurred or assumed prior to, on or after the date of the junior subordinated debt indenture. Subordinated indebtedness does not include any of our indebtedness which by the terms of the instrument creating or evidencing such indebtedness is specifically designated as being subordinated to or pari passu with the junior subordinated debt securities.
The subordinated and junior subordinated debt indentures do not limit the amount of senior indebtedness that we can incur. The junior subordinated debt indenture does not limit the amount of subordinated indebtedness that we can incur. The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated and junior subordinated debt securities receive any payment on account of such subordinated and junior subordinated debt securities, in the event:
▪of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or
▪that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.
We may not make any payment of the principal or interest on the subordinated or junior subordinated debt securities during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.

Similarly, the holders of all subordinated indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any junior subordinated debt securities receive any payment on account of such junior subordinated debt securities, in the event:
▪of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or
▪that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.
We may not make any payment of the principal or interest on the junior subordinated debt securities during a continued default in payment of any senior or subordinated indebtedness or if any event of default exists under the terms of any senior or subordinated indebtedness.
Conversion Rights
If applicable, the terms of debt securities of any series that are convertible into or exchangeable for our ordinary shares or our other securities will be described in a prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder, or at our option. These terms may include provisions pursuant to which the number of our ordinary shares or our other securities to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and our bye-laws.
Global Debt Securities
We may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.
We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the “beneficial interest.” We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.
We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.
Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant’s account on the depositary’s book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.
Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.
As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:

▪be entitled to have the debt securities represented by the registered global security registered in their own names;
▪receive or be entitled to receive physical delivery of the debt securities in definitive form; or
▪be considered the owners or holders of the debt securities under the indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder of debt securities is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.
We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of Enstar, the trustee or any other agent of Enstar or of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.
We will issue our debt securities in definitive form in exchange for a registered global security if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.
We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.
We also may issue bearer debt securities of a series in global form. We will deposit these global bearer securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. We will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. We also will describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.
Governing Law; Waiver of Jury Trial
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern. The indentures provide that we and the trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indentures, the debt securities or any transaction contemplated thereby.

Regarding the Trustee
The Bank of New York Mellon acts as trustee under our outstanding senior indentures. Each of our future indentures will provide that we can choose a trustee, and there may be more than one trustee under the applicable indenture, each with respect to one or more series of securities.
We and certain of our subsidiaries may maintain corporate trust relationships in the ordinary course of business with The Bank of New York Mellon or any other trustee. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the trustee is under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of debt securities, unless offered satisfactory indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.
DESCRIPTION OF PURCHASE CONTRACTS AND UNITS
We may issue purchase contracts or purchase units. The applicable prospectus supplement will describe the terms of any purchase contract or purchase unit. The purchase contracts and purchase units will be issued pursuant to documents to be entered into by us. We may issue purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, at a future date or dates, a specified or varying number or amount of any of our securities.
Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, at a future date or dates, a specified or varying number or amount of our securities. The price of our securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the purchase contracts.
The purchase contracts may be entered into separately or as a part of a purchase unit that consists of (1) a purchase contract; (2) warrants and/or (3) debt securities, trust preferred securities or debt obligations of third parties (including U.S. treasury securities, other purchase contracts or common shares), that would secure the holders’ obligations to purchase or to sell, as the case may be, securities under the purchase contract. The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a specified manner.
The applicable prospectus supplement will describe the terms of any purchase contract or purchase unit, special considerations applicable to the purchase contracts and purchase units, and, if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.
Governing Law
Unless otherwise stated in the prospectus supplement or supplements, the purchase contracts and units will be governed by New York law.
DESCRIPTION OF WARRANTS
We may issue warrants independently or together with other securities and may attach warrants to those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The applicable prospectus supplement will state whether any of the general provisions summarized below do not apply to the warrants being offered. The applicable prospectus supplement will describe the various factors considered in determining the price or prices at which the warrants will be issued and the exercise price of such warrants.
Warrants
The applicable prospectus supplement will describe the terms of the warrants we offer, including, to the extent applicable:
▪the title of the warrants;
▪the aggregate number of warrants;
▪the price or prices at which the warrants will be issued;
▪provisions for changes to or adjustments in the exercise price;

▪the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;
▪the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;
▪the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
▪the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;
▪the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the securities purchasable upon exercise of the warrants will be payable;
▪the date, if any, on and after which the warrants and the related securities will be separately transferable;
▪the maximum or minimum number of the warrants which may be exercised at any time;
▪any other specific terms of the warrants;
▪if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations;
▪anti-dilution provisions of the warrants, if any;
▪redemption or call provisions, if any, applicable to the warrants;
▪any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
▪any other information we think is important about the warrants.
Exercise of Warrants
Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the shares or debt securities issuable upon exercise and will not be entitled to payment of dividends on shares or principal of or any premium or interest on debt securities issuable upon exercise. Each warrant will entitle the holder of the warrant to purchase, at the exercise price set forth in the applicable prospectus supplement, the principal amount or number of securities being offered.
No holder of a warrant will, as such, have any rights of a holder of the securities purchasable under or referenced in the warrant, including any right to receive interest, dividends, distributions or other payments thereunder. Any securities deliverable by us with respect to any warrants will be freely transferable by the holder.
Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.
Governing Law
Unless otherwise stated in the prospectus supplement or supplements, the warrants and each warrant agreement will be governed by New York law.
DESCRIPTION OF UNITS
We may issue units consisting of any combination of purchase contracts, purchase units, warrants, depositary shares, debt securities, ordinary shares or preference shares. The applicable prospectus supplement will describe:
▪the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

▪a description of the terms of any unit agreement governing the units;
▪a description of the provisions for the payment, settlement, transfer or exchange of the units; and
▪if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.
DESCRIPTION OF ENSTAR FINANCE DEBT SECURITIES AND ENSTAR GROUP LIMITED DEBT GUARANTEES
Enstar Finance, an indirect and wholly owned subsidiary of Enstar Group Limited, may offer debt securities from time to time, in one or more series, under this prospectus and one or more prospectus supplements. The debt securities of Enstar Finance will be fully and unconditionally guaranteed by Enstar Group Limited, but will not be guaranteed by any subsidiaries of Enstar Group Limited. Enstar Finance may issue senior debt securities pursuant to a senior debt indenture to be entered into among Enstar Finance, as issuer, Enstar Group Limited, as guarantor, and a trustee to be chosen later by us and qualified to act under the Trust Indenture Act of 1939, as amended. In addition, Enstar Finance may issue subordinated debt securities or junior subordinated debt securities pursuant to a subordinated debt indenture or a junior subordinated debt indenture, as applicable, to be entered into among Enstar Finance, as issuer, Enstar Group Limited, as guarantor, and a trustee to be chosen later by us and qualified to act under the Trust Indenture Act of 1939, as amended. We have filed the forms of senior, subordinated and junior subordinated debt indentures as exhibits to the registration statement of which this prospectus is a part. The forms of senior, subordinated and junior subordinated debt indentures are collectively referred to in this section as the “Enstar Finance indentures.”
This section summarizes the material provisions of the Enstar Finance indentures, the debt securities and the guarantees. However, because it is a summary, it does not describe every aspect of the Enstar Finance indentures, the debt securities or the guarantees, and is subject to, and is qualified in its entirety by reference to, all provisions of the Enstar Finance indentures. See “Where You Can Find More Information” for information on how to obtain a copy of the Enstar Finance indentures.
The following description sets forth certain general terms and provisions of the debt securities that Enstar Finance may offer under a prospectus supplement. The particular terms and provisions of the debt securities offered by the related prospectus supplement and the extent, if any, to which such general terms and provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.
The senior debt securities will represent unsecured general obligations of Enstar Finance and will rank equally with all of its other existing and future senior and unsecured, unsubordinated indebtedness, if any. The senior debt securities will rank senior to Enstar Finance’s subordinated and junior subordinated indebtedness, if any. The subordinated debt securities will represent unsecured general obligations of Enstar Finance and will rank equally with all of its other existing and future subordinated and unsecured indebtedness, if any, will rank senior to its junior subordinated indebtedness, if any, and will be subordinated in right of payment in respect of principal, any premium or interest on the subordinated debt securities to its senior indebtedness, if any. The junior subordinated debt securities will represent unsecured general obligations of Enstar Finance and will rank equally with all of its other existing and future junior subordinated and unsecured indebtedness, if any, and will be subordinated in right of payment in respect of principal, any premium or interest on the junior subordinated debt securities to (i) its senior indebtedness, if any, and (ii) its subordinated indebtedness, if any. Events that can trigger the right of (i) holders of senior debt securities to receive payment of principal and interest prior to payments to the holders of subordinated and junior subordinated indebtedness and (ii) holders of senior and subordinated debt securities to receive payment of principal and interest prior to payments to the holders of junior subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior debt indenture or the subordinated debt indenture.
Enstar Finance is a finance subsidiary with no operations or assets other than in such capacity, and Enstar Group Limited is a holding company and has no direct operations. Accordingly, the credit character of any debt securities of Enstar Finance is comparable to debt issued by a holding company. The ability of Enstar Finance and Enstar Group Limited to make payments on the debt securities and the guarantee, as applicable, is dependent upon the earnings of Enstar Group Limited’s subsidiaries and the transfer of funds by those subsidiaries to Enstar Finance and Enstar Group Limited in the form of dividends or other transfers.
In addition, the debt securities of Enstar Finance will be effectively subordinated to the obligations of Enstar Group Limited’s subsidiaries, other than Enstar Finance, meaning that the holders of such debt securities will have a junior position to claims of creditors of Enstar Group Limited’s subsidiaries, including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders.
There are legal restrictions on payments of dividends and other distributions to shareholders that may affect the ability of subsidiaries of Enstar Group Limited to transfer funds to it or Enstar Finance. In addition, insurance companies, including some of Enstar Group Limited’s direct and indirect subsidiaries, are subject to further insurance regulations that, among other things, may require those companies to maintain certain levels of equity and further restrict the amount of dividends and other distributions that may be paid to it. The rights of Enstar Group Limited’s creditors (including the holders of its debt securities) to participate in distributions on shares owned by Enstar Group Limited in certain of its subsidiaries, including its insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.
For purposes of this “Description of Enstar Finance Debt Securities and Enstar Group Limited Debt Guarantees” section of this prospectus, references to the terms “Enstar Group Limited,” “Enstar,” the “Company,” “we,” “us” and “our” refer only to Enstar Group Limited and not to any of its subsidiaries and references to “Enstar Finance” refer only to Enstar Finance and not any subsidiaries, in each case, unless we specify or the context clearly indicates otherwise.
Guarantees
The payment obligations of Enstar Finance pursuant to all Enstar Finance debt securities will be fully and unconditionally guaranteed by Enstar Group Limited. None of the subsidiaries of Enstar Group Limited, other than Enstar Finance, will guarantee or have an obligation in respect of the Enstar Finance debt securities.
The obligations of Enstar Group Limited under its guarantees with respect to Enstar Finance’s senior indebtedness will be senior obligations of Enstar Group Limited. As such, the rights of holders to receive payment pursuant to such guarantees will rank equally in right of payment to the rights of holders of senior indebtedness of Enstar Group Limited and senior in right of payment to the rights of holders of subordinated and junior subordinated indebtedness of Enstar Group Limited. The obligations of Enstar Group Limited under its guarantees with respect to Enstar Finance’s subordinated indebtedness and junior subordinated indebtedness will be subordinated and junior subordinated, respectively, obligations of Enstar Group Limited. As such, the rights of holders to receive payment pursuant to such guarantees will be subordinated in right of payment to the rights of holders of senior indebtedness of Enstar Group Limited and, with respect to junior subordinated debt securities, to the rights of holders of senior indebtedness and subordinated indebtedness of Enstar Group Limited.
Terms and Conditions of the Series of Debt Securities
The Enstar Finance indentures will not limit the amount of debt securities that Enstar Finance may incur. Enstar Finance may issue as many distinct series of debt securities under the Enstar Finance indentures as it wishes. Unless otherwise specified in a prospectus supplement, Enstar Finance may issue debt securities of the same series as an outstanding series of debt securities without the consent of holders of securities in the outstanding series. Any additional debt securities so issued will have the same terms as the existing debt securities of the same series in all respects (except for certain terms and conditions permitted to vary under certain provisions of the applicable Enstar Finance indenture including, for example, the issuance date, the date upon which interest begins accruing and, in some cases, the first interest payment on the new series), so that such additional debt securities will increase the aggregate principal amount of, and will be consolidated and form a single series with, the existing debt securities of the same series.
Enstar Finance will provide a prospectus supplement to accompany this prospectus for each series of debt securities that it offers. In the prospectus supplement, Enstar Finance will describe the terms and conditions of the series of debt securities that it is offering, which may vary from the terms described in this prospectus and may include some or all of the following:
▪the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, including whether such debt securities will be issued with original issue discount, the purchase price for the debt securities and the denominations of the debt securities;
▪whether the securities are senior, subordinated or junior subordinated;
▪the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

▪the date or dates upon which the debt securities are payable and will mature;
▪the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;
▪the place or places where the principal of, any premium and any interest on the debt securities will be payable;
▪whether the securities are convertible or exchangeable for other securities issued by Enstar Finance, and if so, the terms and conditions upon which the securities are so convertible or exchangeable;
▪any mandatory or optional redemption and any make-whole amount (if applicable), repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit Enstar Finance to repurchase the debt securities on terms that it designates in the prospectus supplement, with or without payment of a make-whole amount. A sinking fund provision could either obligate or permit Enstar Finance to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;
▪whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;
▪any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium and any interest on bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;
▪whether Enstar Finance is issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under “Global Debt Securities”;
▪any proposed listing of the debt securities on a securities exchange;
▪any right Enstar Finance may have to satisfy, discharge and defease its obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the applicable Enstar Finance indenture, by depositing money or U.S. government obligations with the trustee of such indenture;
▪the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;
▪any right Enstar Finance may have to defer payments of interest on the debt securities;
▪with respect to the subordinated and junior subordinated debt securities, any changes to the subordination provisions other than those set forth in the Enstar Finance indentures;
▪any other specific terms of the debt securities, including any modifications to the events of default or covenants applicable to the debt securities and any other terms which may be required by or advisable (as determined by Enstar Finance) under applicable laws or regulations; and
▪if necessary, a discussion of material U.S. federal income tax considerations and material Bermuda tax considerations.
Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, Enstar Finance will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the applicable prospectus supplement. In addition, if specified in the applicable prospectus supplement, Enstar Finance may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. Enstar Finance will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.
Enstar Finance may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how Enstar Finance will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.
Consolidation, Merger, Amalgamation and Sale of Assets
Unless Enstar Finance informs you otherwise in a prospectus supplement, neither it nor Enstar Group Limited will (1) consolidate with or merge or amalgamate into a third party, or (2) sell, assign, convey, transfer or lease all or substantially all of its properties and assets, to the extent any exist, to any third party, other than to its direct or indirect wholly-owned subsidiary, to the extent any exist, unless:
▪Enstar Finance or Enstar Group Limited, as applicable, is the continuing entity in the transaction or, if not, unless the successor entity is organized under the laws of the United States, any state thereof, the District of Columbia, Bermuda, the Cayman Islands, Barbados or any country or state which was, on the date of the applicable Enstar Finance indenture, a member of the Organization for Economic Cooperation and Development and expressly assumes its obligations on the securities and under the applicable Enstar Finance indenture;
▪immediately following the completion of the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and
▪it has fulfilled certain other requirements under the applicable Enstar Finance indenture.
Limitation on Liens on Stock of Significant Subsidiaries
Unless otherwise specified in the applicable prospectus supplement, with respect to Enstar Finance senior debt securities, Enstar Group Limited may not, nor may Enstar Group Limited permit any subsidiary to, create, incur, assume or guarantee or otherwise permit to exist any indebtedness secured by any lien on any shares of capital stock of any significant subsidiary of Enstar Group Limited, unless Enstar Group Limited provides, concurrently with or prior to the creation, incurrence, assumption or guarantee of such indebtedness, that the Enstar Finance senior debt securities are secured equally and ratably with such indebtedness for at least the time period such other indebtedness is so secured.
The term “significant subsidiary” means any present or future consolidated majority-owned subsidiary of Enstar Group Limited that meets condition (2) set forth under Rule 405 under the Securities Act, provided that the test shall be conducted as of the end of the most recent fiscal quarter for which financial statements of the Company are available.
The term “lien” means any mortgage, pledge, lien, charge, security interest or other encumbrance of any nature whatsoever.
The term “indebtedness” means, with respect to any person:
▪the principal of and any premium and interest on (a) indebtedness of such person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;
▪all finance lease obligations of such person;

▪all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);
▪all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);
▪all obligations of the type referred to above in this bulleted list of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligations or dividends of the other person;
▪all obligations of the type referred to above in this bulleted list of other persons secured by any lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and
▪any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as indebtedness above in this bulleted list.
Commission Reports
Unless otherwise specified in the applicable prospectus supplement, whether or not Enstar Group Limited is subject to Section 13 or 15(d) of the Exchange Act, Enstar Group Limited is required to provide to the trustee and the holders of the debt securities, within 15 days of the time periods required (after giving effect to Rule 12b-25 of the Exchange Act), all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q, and all current reports that would be required to be filed with the SEC on Form 8-K, if Enstar Finance were required to file such forms pursuant to Section 13 or 15(d) of the Exchange Act; provided that, during any time that Enstar Group Limited is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Enstar Group Limited will not be required to comply with (i) Section 302 or 404 of the Sarbanes-Oxley Act of 2002 or related Items 307 and 308 of Regulation S-K promulgated by the SEC or Item 601 of Regulation S-K (with respect to exhibits), (ii) in the case of annual reports, Items 9A, 10 (except with respect to Item 401 of Regulation S-K) and 11 of Form 10-K or (iii) Section 13(r) of the Exchange Act. Notwithstanding the foregoing, Enstar Group Limited will be deemed to have satisfied these requirements if such reports, documents and information are made available on Enstar Group Limited’s website or on EDGAR (or any successor system). Delivery of any reports, documents and information to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Enstar Finance’s compliance with any of its covenants hereunder (as to which the trustee is entitled to rely exclusively on Officer’s Certificates).
Events of Default
Unless Enstar Finance provides other or substitute events of default in a prospectus supplement, the following events will constitute an event of default under the Enstar Finance indentures with respect to a series of debt securities:
▪a default in payment of principal or any premium, if any, when due and payable; provided, however, that if Enstar Finance and Enstar Group Limited are permitted or required by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which Enstar Finance and Enstar Group Limited must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;
▪a default in payment of any interest beyond the date when due and payable, continuing for a period of 30 days; provided, however, that if Enstar Finance and Enstar Group Limited are permitted or required by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which Enstar Finance and Enstar Group Limited must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

▪a default in payment of any sinking fund installment when due;
▪a failure to observe or perform any of Enstar Finance’s and Enstar Group Limited’s other obligations under the debt securities or the applicable Enstar Finance indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 60 days written notice of the failure;
▪with respect to senior debt securities, a default under any other indenture, mortgage, bond, debenture, note or other instrument, under which Enstar Finance, Enstar Group Limited or their respective subsidiaries may incur recourse indebtedness for borrowed money resulting in acceleration of more than $100,000,000 in principal amount (after giving effect to any and all grace periods) and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable Enstar Finance indenture;
▪the guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable (other than by reason of release of Enstar Group Limited in accordance with the terms of the Enstar Finance indenture); and
▪certain events of bankruptcy, insolvency or reorganization of Enstar Finance and Enstar Group Limited.
If an event of default described in the last bullet point above occurs, then the principal amount of the debt securities shall be immediately due and payable without any declaration or any other action on the part of the trustee or any holder.
If an event of default described in any other bullet point above occurs and is continuing with respect to a series of debt securities, either the trustee or the holders of not less than 25% in principal amount of such series of debt securities may declare the principal and accrued interest of such series of debt securities to be due and payable immediately. In order to declare the principal amount of the debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the applicable indenture. Upon a declaration by the trustee or the holders, Enstar Finance will be obligated to pay the principal amount of the debt securities.
An event of default with respect to a series of debt securities may be waived by the holders of a majority in principal amount of the debt securities of such series at any time after a declaration of acceleration but before a judgment for payment of the money due has been obtained if:
▪Enstar Finance has paid or deposited with the trustee all overdue interest, the principal and any premium due otherwise than by the declaration of acceleration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, and all amounts due to the trustee; and
▪all events of default, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived.
Upon conditions specified in the Enstar Finance indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities may waive past defaults under the applicable indenture or rescind and annul an acceleration. Such a waiver, rescission or annulment may not occur where there is a continuing default in payment of principal, any premium or interest on the affected series of debt securities.
The Enstar Finance indentures entitle the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.
Subject to the right of the trustee to indemnification as described above and except as otherwise described in the Enstar Finance indentures, the Enstar Finance indentures provide that the holders of a majority of the aggregate principal amount of the outstanding debt securities of the affected series may direct the time, method and place of any proceeding to exercise any right or power conferred in the Enstar Finance indentures or for any remedy available to the trustee.
The Enstar Finance indentures provide that no holders of debt securities may institute any action against Enstar Finance or Enstar Group Limited, except for actions for payment of overdue principal, any premium or interest, unless:

▪such holder previously gave written notice of the continuing default to the trustee;
▪the holders of at least 25% in principal amount of the outstanding debt securities of the affected series asked the trustee to institute the action and offered indemnity reasonably satisfactory to the trustee for doing so;
▪the trustee did not institute the action within 60 days of the request and offer of indemnity; and
▪no direction inconsistent with such request has been given to the trustee by the holders of a majority in principal amount of the outstanding debt securities of the affected series.
The Enstar Finance indentures provide that Enstar Finance will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.
Discharge, Defeasance and Covenant Defeasance
If indicated in the applicable prospectus supplement, Enstar Finance and Enstar Group Limited can discharge and defease their obligations under the Enstar Finance indentures, debt securities and guarantees as set forth below and as provided in the applicable indenture. For purposes of the Enstar Finance indentures, obligations with respect to debt securities and guarantees are discharged and defeased when, through the fulfillment of the conditions summarized below, Enstar Finance and Enstar Group Limited are released and discharged from performing any further obligations under the applicable indenture with respect to the debt securities. Covenant defeasance occurs when Enstar Finance and Enstar Group Limited are released from performing any further obligations under specific covenants in the applicable indenture relating to the debt securities.
If provided for in the prospectus supplement, Enstar Finance and Enstar Group Limited may elect to defease and be discharged from any and all future obligations with respect to debt securities of a particular series, debt securities within a particular series, and the related guarantees (1) if the debt securities remain outstanding and have not been delivered to the trustee for cancellation and (2) have either become due and payable or are by their terms due and payable, or scheduled for redemption, within one year. Enstar Finance may make such discharge and defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the debt securities when due.
If provided for in the prospectus supplement, Enstar Finance and Enstar Group Limited may elect to defease and be discharged from their specific obligations with respect to the covenants, including under “Consolidation, Merger, Amalgamation and Sale of Assets,” “Limitation on Liens on Stock of Significant Subsidiaries” and “Commission Reports.” Enstar Finance may make this covenant discharge and defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the debt securities when due.
As a condition to any discharge and defeasance or covenant discharge and defeasance, Enstar Finance must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the discharge and defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if such discharge and defeasance had not occurred. This opinion of counsel, in the case of discharge and defeasance of any and all obligations with respect to any debt securities, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.
Enstar Finance and Enstar Group Limited may exercise the discharge and defeasance option notwithstanding any prior covenant discharge and defeasance upon the affected debt securities and guarantees. If Enstar Finance and Enstar Group Limited exercise the discharge and defeasance option, payment of the affected debt securities and guarantees may not be accelerated because of an event of default. If Enstar Finance and Enstar Group Limited exercise the covenant discharge and defeasance option, payment of the affected debt securities and guarantees may not be accelerated by reason of a default or an event of default with respect to the covenants which have been discharged and defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. However, Enstar Finance and Enstar Group Limited would remain liable to make payment of such amounts due at the time of acceleration.

Modification of the Enstar Finance Indentures
Changes Not Requiring Holder Approval. The Enstar Finance indentures will provide that Enstar Finance, Enstar Group Limited and the trustee may enter into one or more supplemental indentures without the consent of the holders of the debt securities or the guarantees to:
▪secure any debt securities;
▪evidence a successor person’s assumption of Enstar Finance’s or Enstar Group Limited’s obligations under the Enstar Finance indentures, the debt securities or the guarantees, as applicable;
▪add covenants or other provisions that protect holders of debt securities;
▪cure any ambiguity or inconsistency in the Enstar Finance indentures, or between an indenture and the prospectus or any applicable prospectus supplement, or to make any other provision with respect to matters or questions arising under the Enstar Finance indentures, provided that such correction does not materially adversely affect the holders of the debt securities;
▪establish forms or terms for debt securities of any series permitted by the applicable indenture;
▪evidence a successor trustee’s acceptance of appointment;
▪with respect to the Enstar Finance subordinated debt indenture, to make any change to the applicable provisions of such indenture that limit or terminate the benefits applicable to any holder of senior debt securities;
▪with respect to the Enstar Finance junior subordinated debt indenture, to make any change to the applicable provisions of such indenture that limit or terminate the benefits applicable to any holder of senior debt securities or subordinated debt securities; or
▪make any other change that does not materially and adversely affect the holders of debt securities.
Changes Requiring a Majority Vote. The Enstar Finance indentures will also permit Enstar Finance, Enstar Group Limited and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding debt securities of a series issued under the applicable indenture, to change, in any manner, the applicable indenture and the rights of the holders of debt securities of such series, except for the changes described immediately below.
Changes Requiring Approval of All Holders. The consent of each holder of an affected debt security is required for changes that:
▪extend the stated maturity of, or reduce the principal of any debt security;
▪reduce the rate or extend the time of payment of interest;
▪reduce any amount payable upon redemption;
▪change the currency in which the principal, any premium or interest is payable;
▪reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;
▪impair the right to institute a suit for the enforcement of any payment on any debt security when due;
▪reduce the percentage of the outstanding debt securities of any series required to approve changes to the applicable Enstar Finance indenture; or
▪modify the guarantees in any manner adverse to the holders.
The Enstar Finance subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by such amendment. The Enstar Finance junior subordinated debt indenture may not be amended to alter the subordination of any outstanding junior subordinated debt securities without the consent of each holder of then outstanding senior indebtedness and subordinated indebtedness that would be adversely affected by such amendment.

Subordination Under the Enstar Finance Subordinated and Junior Subordinated Debt Indentures
The Enstar Finance subordinated and junior subordinated debt indentures provide that payment of the principal, any premium and interest on debt securities issued under the Enstar Finance subordinated or junior subordinated debt indentures will be subordinate and junior in right of payment, to the extent and in the manner set forth in such indenture, (i) to all of Enstar Finance’s senior indebtedness, in the case of subordinated indebtedness, and (ii) to all of Enstar Finance’s senior indebtedness and subordinated indebtedness, in the case of junior subordinated indebtedness.
The Enstar Finance subordinated debt indenture defines senior indebtedness as the principal, any premium, and interest and any additional amounts on all indebtedness of Enstar Finance and Enstar Group Limited, as applicable, whether incurred prior to, on or after the date of the Enstar Finance subordinated debt indenture; provided that such senior indebtedness of Enstar Finance or Enstar Group Limited, as applicable, does not include any indebtedness which, by the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the Enstar Finance subordinated debt securities. The Enstar Finance junior subordinated debt indenture defines senior indebtedness as the principal, any premium, and interest and any additional amounts on all indebtedness of Enstar Finance and Enstar Group Limited, as applicable, whether incurred prior to or after the date of the Enstar Finance junior subordinated indenture; provided that such senior indebtedness of Enstar Finance or Enstar Group Limited, as applicable, does not include any indebtedness which, by its terms or the terms of the instrument creating or evidencing it, either has a subordinate or equivalent right to payment with the Enstar Finance subordinated debt securities or has a subordinate or equivalent right to payment with the Enstar Finance junior subordinated debt securities. For the avoidance of doubt, senior indebtedness of Enstar Finance also includes any senior debt securities. The Enstar Finance subordinated and junior subordinated debt indentures define “indebtedness” as having the meaning as set forth above under “Limitation on Liens on Stock of Significant Subsidiaries.”
The Enstar Finance junior subordinated debt indenture defines subordinated indebtedness as the principal, any premium and interest and any additional amounts on all indebtedness of Enstar Finance or Enstar Group Limited, as applicable, that is subordinated to any senior indebtedness of Enstar Finance or Enstar Group Limited, as applicable, whether created, incurred or assumed prior to, on or after the date of the junior subordinated debt indenture. Subordinated indebtedness does not include any indebtedness of Enstar Finance or Enstar Group Limited, as applicable, which, by the terms of the instrument creating or evidencing such indebtedness is specifically designated as being subordinated to or pari passu with the Enstar Finance junior subordinated debt securities.
The Enstar Finance subordinated and junior subordinated debt indentures will not limit the amount of senior indebtedness that Enstar Finance can incur. The Enstar Finance junior subordinated debt indenture will not limit the amount of subordinated indebtedness that Enstar Finance can incur. The holders of all Enstar Finance senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any Enstar Finance subordinated and junior subordinated debt securities receive any payment on account of such subordinated and junior subordinated debt securities, in the event:
▪of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of Enstar Finance or its property; or
▪that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of Enstar Finance or its property.
Enstar Finance may not make any payment of the principal or interest on the subordinated or junior subordinated debt securities during a continued default in payment of any Enstar Finance senior indebtedness or if any event of default exists under the terms of any Enstar Finance senior indebtedness.
Similarly, the holders of all Enstar Finance subordinated indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any Enstar Finance junior subordinated debt securities receive any payment on account of such Enstar Finance junior subordinated debt securities, in the event:
▪of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of Enstar Finance or its property; or

▪that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of Enstar Finance or its property.
Enstar Finance may not make any payment of the principal or interest on the junior subordinated debt securities during a continued default in payment of any senior or subordinated indebtedness or if any event of default exists under the terms of any senior or subordinated indebtedness.
The obligations of Enstar Group Limited under its guarantees with respect to Enstar Finance’s subordinated indebtedness and junior subordinated indebtedness will be subordinated and junior subordinated, respectively, obligations of Enstar Group Limited. As such, the rights of holders to receive payment pursuant to guarantees will be subordinated in right of payment to the rights of holders of senior indebtedness of Enstar Group Limited and, with respect to junior subordinated debt securities, to the rights of holders of senior indebtedness and subordinated indebtedness of Enstar Group Limited. The subordination provisions described above with respect to Enstar Finance’s obligations under the Enstar Finance subordinated and junior subordinated debt securities apply equally to the obligations of Enstar Group Limited under its guarantees.
Conversion Rights
If applicable, the terms of debt securities of any series that are convertible into or exchangeable for ownership interests in or other securities of Enstar Finance will be described in a prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder, or at the option of Enstar Finance. These terms may include provisions pursuant to which the amount of ownership interests in or other securities of Enstar Finance to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Delaware law, and the certificate of formation and operating agreement of Enstar Finance.
Global Debt Securities
Enstar Finance may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.
Enstar Finance will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that it will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the “beneficial interest.” Enstar Finance will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.
Enstar Finance will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series. Enstar Finance anticipates that the following provisions will apply to all depositary arrangements for Enstar Finance debt securities represented by a registered global security.
Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant’s account on the depositary’s book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.
Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:
▪be entitled to have the debt securities represented by the registered global security registered in their own names;
▪receive or be entitled to receive physical delivery of the debt securities in definitive form; or
▪be considered the owners or holders of the debt securities under the applicable Enstar Finance indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable Enstar Finance indenture.
Enstar Finance understands that under existing industry practices, if it requests any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder of debt securities is entitled to give or take under the applicable Enstar Finance indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.
Enstar Finance will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of Enstar Finance, Enstar Group Limited, the trustee or any other agent of the foregoing parties will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
Enstar Finance expects that the depositary for any registered global security, upon receipt of any payment of principal, premium or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. Enstar Finance also expects that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.
Enstar Finance will issue its debt securities in definitive form in exchange for a registered global security if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days. In addition, Enstar Finance may at any time and in its sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.
Enstar Finance will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the trustee. Enstar Finance expects that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.
Enstar Finance also may issue bearer debt securities of a series in global form. Enstar Finance will deposit these global bearer securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. Enstar Finance will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. Enstar Finance also will describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.
Governing Law; Waiver of Jury Trial
The Enstar Finance indentures, debt securities and related guarantees will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern. The Enstar Finance indentures provide that Enstar Finance, Enstar Group Limited and the trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Enstar Finance indentures, the debt securities, the guarantees or any transaction contemplated thereby.
Regarding the Trustee
Each Enstar Finance indenture will provide that Enstar Finance can choose a trustee, and there may be more than one trustee under the applicable indenture, each with respect to one or more series of debt securities.
Enstar Group Limited and Enstar Finance may maintain corporate trust relationships in the ordinary course of business with the trustee. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the trustee is under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of debt securities, unless offered satisfactory indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.

PLAN OF DISTRIBUTION
We and Enstar Finance may sell the securities on a continuous or delayed basis in any one or more of the following ways from time to time:
▪through agents;
▪through dealers;
▪in market transactions, including transactions on a national securities exchange (e.g., Nasdaq) or a quotations service or an over-the-counter market (including through an “at-the-market” offering);
▪to or through underwriters;
▪directly to purchasers; or
▪through a combination of any of these methods or any other legally available means.
The applicable prospectus supplement will state the terms of the offering of the securities, including:
▪the securities offered;
▪the place and time of delivery of the securities;
▪the name or names of any underwriters, dealers or agents and the respective amounts of securities underwritten or purchased by them;
▪the public offering price of the securities;
▪the applicable agent’s commission, dealer’s purchase price or underwriter’s discount; and
▪any exchange on which the securities being offered will be listed, if applicable.
Any offering price, dealer purchase price, discount or commission may be changed from time to time.
The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.
Offers to purchase securities may be solicited directly by us, Enstar Finance or by agents designated by us or Enstar Finance from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.
If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters.
Brokers or dealers may be utilized in the sale of the securities in and may arrange for other brokers or dealers to participate in effecting sales. Broker-dealer transactions include:
▪transactions in which the broker-dealer solicits purchasers on a best-efforts basis;
▪purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
▪ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
▪a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction.
Offers to purchase securities may be solicited directly by us or Enstar Finance and the sale thereof may be made by us or Enstar Finance directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of ordinary shares to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell our ordinary shares short using this prospectus and deliver ordinary shares covered by this prospectus to close out such short positions, or loan or pledge ordinary shares to financial institutions that in turn may sell the ordinary shares using this prospectus. We may pledge or grant a security interest in some or all of the ordinary shares covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus.
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us or Enstar Finance. Any remarketing firm will be identified and the terms of its agreements, if any, with us or Enstar Finance and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.
If so indicated in the applicable prospectus supplement, we or Enstar Finance may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or Enstar Finance at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.
Underwriters, agents, dealers and others that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.
Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us or Enstar Finance against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.
Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or Enstar Finance. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions.
Each series of offered securities will be a new issue and, other than the ordinary shares which are listed on Nasdaq, will have no established trading market. We may elect to list any series of offered securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.
Agents, underwriters, dealers and their affiliates may engage in transactions with, or perform services for, us, Enstar Finance and our respective subsidiaries in the ordinary course of business.
We or Enstar Finance will bear all costs, fees and expenses incurred in connection with the registration of the offering of securities under this prospectus.

LEGAL MATTERS
Unless otherwise specified in the prospectus supplement accompanying this prospectus, certain legal matters with respect to Bermuda law will be passed upon for us and Enstar Finance by Conyers Dill & Pearman Limited, Hamilton, Bermuda, and certain legal matters with respect to U.S. law will be passed upon for us by Hogan Lovells US LLP. Additional legal matters may be passed upon for us or Enstar Finance, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements and the related financial statement schedules of Enstar Group Limited and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG Audit Limited, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.
Additionally, we make our SEC filings available, free of charge, on our website at https://investor.enstargroup.com/sec-filings as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to our securities.
We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference in this prospectus is legally deemed to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below. We incorporate the documents listed below:
▪Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 27, 2020;
▪The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 28, 2020;
▪Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 7, 2020 and August 10, 2020, respectively;
▪Our Current Reports on Form 8-K, filed with the SEC on January 27, 2020, February 26, 2020, March 10, 2020, March 23, 2020, April 1, 2020, April 10, 2020, June 9, 2020, June 11, 2020, June 16, 2020, July 17, 2020 and August 17, 2020;
▪The description of our registered securities contained in Exhibit 4.7 of our Current Report on Form 10-K filed with the SEC on February 27, 2020, including any amendment thereto or report filed for the purpose of updating such description; and
▪All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K).
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at the following address or telephone number:
Enstar Group Limited
P.O. Box HM 2267
Windsor Place, 3rd Floor
22 Queen Street
Hamilton HM JX
Bermuda
(441) 292-3645
Attention: Corporate Secretary

ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS AND OTHER MATTERS
We are a Bermuda exempted company. In addition, some of our directors and some of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. However, we may be served with process in the U.S. with respect to actions against us arising out of or in connection with violations of U.S. securities laws relating to offers and sales of the securities made hereby by serving Enstar (US) Inc., 411 Fifth Avenue, Floor 5, New York, NY 10016, our U.S. agent. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth all fees and expenses expected to be incurred by the registrant in connection with the offerings described in this registration statement.

SEC Registration Fee	$(1)
Legal Fees and Expenses	(2)
Trustee’s fees and expenses	(2)
Accounting Fees and Expenses	(2)
Printing and engraving fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)
Total	$(2)
(1) Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r) of the Securities Act.
(2) Not presently known.
Item 15. Indemnification of Directors and Officers.
Enstar Group Limited
Section 98 of the Bermuda Companies Act of 1981, as amended (the “Act”), provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability that by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from the fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Act.
Section 53 of our Fifth Amended and Restated Bye-laws (our “Bye-laws”) provides that all of our directors and officers will be indemnified and held harmless out of our assets from and against all losses incurred by such persons in connection with the execution of their duties as directors and officers, except that such indemnity will not extend to any matter in which such person is found, in a final judgment or decree not subject to appeal, to have committed fraud or dishonesty. In addition, our Bye-laws provide that each shareholder waives any claim, whether individually or on behalf of Enstar, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for us or any of our subsidiaries, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.
We also have entered into indemnification agreements with our directors, which provide, among other things, that we will, to the extent permitted by applicable law, indemnify and hold harmless each indemnitee if, by reason of such indemnitee’s status as one of our directors or officers, such indemnitee was, is or is threatened to be made a party or participant in any threatened, pending or completed proceeding, whether of a civil, criminal, administrative, regulatory or investigative nature, against all judgments, penalties, fines, excise taxes, interest and amounts paid in settlement and incurred by such indemnitee in connection with such proceeding. In addition, each indemnification agreement provides for the advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the agreement, subject to certain exceptions. None of the indemnification agreements precludes any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including but not limited to, any rights arising under our governing documents, or any other agreement, any vote of our shareholders or any applicable law.
We have entered into employment agreements with our executive officers, which each contain provisions requiring us to indemnify and defend these executive officers to the fullest extent permitted by law and under our governing documents.

Section 98A of the Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such purpose.
From and after January 31, 2007, which was the effective time of our merger with The Enstar Group, Inc., we agreed to indemnify and hold harmless all past and present directors, officers, employees and agents of The Enstar Group, Inc. and its subsidiaries before the consummation of the merger for losses in connection with any action arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such at or before the effective time of the merger. We will indemnify or advance expenses to such persons to the same extent such persons were indemnified or had the right to advancement of expenses under The Enstar Group, Inc.’s articles of incorporation, by-laws and indemnification agreements, if any, as these documents existed on the date of the merger, and to the fullest extent permitted by law.
Enstar Finance
The Enstar Finance Limited Liability Company Agreement (the “LLC Agreement”) provides that, to the fullest extent permitted by law, the liability of any member of Enstar Finance shall be limited to its capital contribution, and that such member shall not be liable for any debt, obligation or liability of Enstar Finance.
The LLC Agreement provides that neither a member, director nor officer of Enstar Finance or any person or persons who directly or indirectly, controls or is controlled by, or is under common control with Enstar Finance shall be liable to Enstar Finance, any other officer of Enstar Finance or any of their respective affiliates for any loss or damage that they sustained unless such loss or damage results from willful or intentional acts or omissions.
The LLC Agreement provides that, to the fullest extent permitted or authorized by law and in the discretion of Enstar Finance’s member or members, Enstar Finance may indemnify and hold harmless any Enstar Finance member, affiliates of a member, officer and any other persons as to whom Enstar Finance chooses to grant indemnity (an “indemnitee”) from and against any and all claims and demands arising in connection with such indemnitee’s actions, which were taken on behalf of Enstar Finance. Any such indemnity shall not be exclusive of other rights to which those seeking indemnification may be entitled.
The LLC Agreement provides that Enstar Finance may maintain insurance, at its expense, to protect itself and those whom it may indemnify against all fines, liabilities, costs and expenses, including attorneys’ fees, whether or not Enstar Finance would have the legal power to indemnify the indemnitee directly against such liability.
The LLC Agreement also provides that if the indemnity is granted by Enstar Finance, the costs and expenses (including attorney’s fees) incurred by the indemnitee in defending a civil or criminal suit, action or proceeding shall be paid by Enstar Finance in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the indemnitee is not entitled to such indemnity.
The members and officers of Enstar Finance may also be entitled to indemnification under underwriting agreements entered into with the underwriters of any underwritten offering of securities registered pursuant to this registration statement.
Item 16.  Exhibits.
See Exhibit Index attached hereto and incorporated by reference.
Item 17.  Undertakings.
(a) The undersigned registrants hereby undertake:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
(b) That, for purposes of determining any liability under the Securities Act, each filing of Enstar Group Limited’s reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) The undersigned registrants hereby further undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit No.	Description of Document

1.1*	Form of Underwriting Agreement.

4.1	Memorandum of Association of Enstar Group Limited (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K/A filed on May 2, 2011).

4.2	Fifth Amended and Restated Bye-Laws of Enstar Group Limited (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on June 13, 2019).

4.3^	Certificate of Formation of Enstar Finance LLC.

4.4^	Limited Liability Company Agreement of Enstar Finance LLC.

4.5	Certificate of Designations of Series C Participating Non-Voting Perpetual Preferred Stock of Enstar Group Limited, dated as of June 13, 2016 (incorporated by reference to Exhibit 3.1 to the Company's Form 8-K filed on June 17, 2016).

4.6	Certificate of Designations of Series D Perpetual Non-Cumulative Preferred Shares of Enstar Group Limited, dated as of June 27, 2018 (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on June 27, 2018).

4.7	Certificate of Designations of Series E Perpetual Non-Cumulative Preferred Shares of Enstar Group Limited, dated as of November 21, 2018 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on November 21, 2018).

4.8	Senior Indenture, dated as of March 10, 2017, between the Company and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on March 10, 2017).

4.9	First Supplemental Indenture, dated as of March 10, 2017, between the Company and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on March 10, 2017).

4.10	Second Supplemental Indenture, dated as of March 26, 2019, between the Company and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on March 26, 2019).

4.11	Third Supplemental Indenture, dated as of May 28, 2019, between the Company and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on May 28, 2019).

4.12^	Form of Subordinated Indenture of Enstar Group Limited.

4.13^	Form of Junior Subordinated Indenture of Enstar Group Limited.

4.14^	Form of Senior Indenture of Enstar Finance LLC.

4.15^	Form of Subordinated Indenture of Enstar Finance LLC.

4.16^	Form of Junior Subordinated Indenture of Enstar Finance LLC.

4.17*	Form of Certificate of Designation, Preferences and Rights for Preference Shares.

4.18*	Form of Deposit Agreement.

4.19*	Form of Purchase Contract Agreement.

4.20*	Form of Purchase Unit.

4.21*	Form of Warrant Agreement.

4.22*	Form of Unit Agreement.

5.1^	Opinion of Conyers Dill & Pearman Limited.

5.2^	Opinion of Hogan Lovells US LLP.

23.1^	Consent of KPMG Audit Limited.

23.2^	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).

23.3^	Consent of Hogan Lovells US LLP (included in Exhibit 5.2).

24.1	Powers of Attorney (included on signature page).

25.1^	Form of T-1 Statement of Eligibility of The Bank of New York Mellon, as Trustee for the Senior Indenture dated as of March 10, 2017 of Enstar Group Limited.

25.2**	Form of T-1 Statement of Eligibility of Trustee for the Subordinated Indenture of Enstar Group Limited.

25.3**	Form of T-1 Statement of Eligibility of Trustee for the Junior Subordinated Indenture of Enstar Group Limited.

25.4**	Form of T-1 Statement of Eligibility of Trustee for the Senior Indenture of Enstar Finance.

25.5**	Form of T-1 Statement of Eligibility of Trustee for the Subordinated Indenture of Enstar Finance.

25.6^	Form of T-1 Statement of Eligibility of Trustee for the Junior Subordinated Indenture of Enstar Finance.

^ Filed herewith
* To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference.
**To be filed, if necessary, in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda on August 17, 2020.

ENSTAR GROUP LIMITED

By:	/s/ Dominic F. Silvester
Dominic F. Silvester
Chief Executive Officer
Each person whose signature appears below constitutes and appoints Dominic Silvester, Paul J. O’Shea, Orla M. Gregory and Guy T.A. Bowker, and each of them, his or her true and lawful attorneys-in-fact and agent, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date set forth above.

/s/ Dominic Silvester	/s/ Robert Campbell
Dominic Silvester	Robert Campbell
Chief Executive Officer and Director	Director

/s/ Paul O’Shea	/s/ Guy Bowker
Paul O’Shea	Guy Bowker
President and Director	Chief Financial Officer (signing in his capacity as principal financial officer and principal accounting officer)

/s/ Frederick Becker	/s/ Jie Liu
Frederick Becker	Jie Liu
Director	Director

/s/ James Carey	/s/ Hans-Peter Gerhardt
James D. Carey	Hans-Peter Gerhardt
Director	Director

/s/ W. Myron Hendry	/s/ Hitesh Patel
W. Myron Hendry	Hitesh Patel
Director	Director

/s/ Poul Winslow
Poul Winslow
Director

 SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement on August 17, 2020.

              Enstar (US) Inc.
              Authorized U.S. Representative

              By: /s/ Paul Brockman
               Paul Brockman
               President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York on August 17, 2020.

ENSTAR FINANCE LLC

By:	/s/ Paul Brockman
Paul Brockman
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Dominic F. Silvester, Paul J. O’Shea, Orla Gregory and Guy T.A. Bowker, and each of them, his or her true and lawful attorneys-in-fact and agent, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date set forth above.

/s/ Paul Brockman	/s/ Jennifer Miu
Paul Brockman	Jennifer Miu
President and Chief Executive Officer	Director (signing in her capacity as principal financial officer and principal accounting officer)